UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015

HEALTHEQUITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement or Material Amendment to a Material Agreement.
On May 15, 2015, HealthEquity, Inc. (the “Company”) entered into (i) an Amended and Restated Lease Agreement (the “Amended and Restated Lease”) with BG Scenic Point Office 1, L.C. (“New Landlord 1”), which amends and restates in its entirety that certain Office Lease Agreement, dated November 17, 2006 (as amended, the “Existing Lease”), with TP Building I, LLC, and (ii) a Lease Agreement (the “New Building Lease”) with BG Scenic Point Office 2, L.C. (“New Landlord 2” and, together with New Landlord 1 and their affiliates, the “New Landlord”), in order to expand its facilities at its Draper, Utah headquarters.
The material terms of the Amended and Restated Lease are described below:

•
The term of the Amended and Restated Lease will commence on the first day of the month occurring immediately after New Landlord acquires the real property relating to the Existing Lease (the “Property”).

•
In the event the New Landlord does not acquire the Property on or before July 31, 2015, at any time prior to the New Landlord’s acquisition of the Property the Amended and Restated Lease may be terminated by either the Company or the New Landlord.

•	The premises covered under the Amended and Restated Lease are the same approximately 81,326 rentable square feet of space covered under the Existing Lease.

•
From the date of commencement, the Amended and Restated Lease provides for a term of 129 full calendar months (plus any partial calendar month in which the Amended and Restated Lease commences if such date is a day other than on the first date of a calendar month) with two separate five-year renewal options, at the Company’s option. Additionally, upon commencement of the rent obligation under the New Building Lease, there is an automatic extension of the lease to a date which is 129 full calendar months (plus any partial calendar month) after the date of commencement of the rent obligation under the New Building Lease.

•
No base rent is due under the Amended and Restated Lease until the day following the New Landlord’s purchase of the Property. Upon commencement, the initial base rent is $19.65 per rentable square foot. The Company’s base rent obligation is subject to abatement for the first five months immediately following commencement, subject to certain circumstances. The Amended and Restated Lease contains annual base rent increases of 2.5% throughout its term.

•	In addition to the base rent, the Amended and Restated Lease calls for additional payments, including a portion of certain utility expenses, real estate taxes, insurance and operating costs.
The material terms of the New Building Lease are described below:

•	The lease is for approximately 50,000 square feet in a building to be constructed on the Property adjacent to the Company’s current headquarters.

•
The term of the New Building Lease is expected to commence during the second quarter of 2016 and will span 129 full calendar months (plus the partial calendar month in which the New Building Lease commences if such date is a day other than the first day of the calendar month) with two separate five-year renewal options, at the Company’s option.

•
In the event the New Landlord does not acquire the Property on or before July 31, 2015, at any time prior to the New Landlord’s acquisition of the Property the New Building Lease may be terminated by either the Company or the New Landlord.

•
Upon commencement of the rent obligation, the initial base rent is $20.13 per rentable square foot. The Company’s base rent obligation is subject to partial abatement for the first nine months immediately following commencement. The New Building Lease contains annual base rent increases of 2.5% throughout its term.

•	In addition to the base rent, the New Building Lease calls for additional payments, including a portion of certain utility expenses, real estate taxes, insurance and operating costs.

•	The New Landlord will fund up to $45.00 per usable square foot of tenant improvements and the Company is responsible for tenant improvements in excess of that amount.
This current report on Form 8-K summarizes the material provisions of the Amended and Restated Lease and the New Building Lease. This summary is qualified in its entirety by reference to the full text of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.

Date: May 20, 2015	By:		/s/ Darcy Mott
		Name:	Darcy Mott
		Title:	Executive Vice President and Chief Financial Officer